BYLAWS OF
                            SALES ONLINE DIRECT, INC.
                     (hereinafter called the "Corporation")

                (AS AMENDED AND RESTATED THROUGH AUGUST 19, 1999)

                                    ARTICLE I
                                     OFFICES

                  Section 1. Office. The registered office of the Corporation shall be located in the Town of Lewes, State of Delaware. The principal office of the Corporation is hereby fixed and located at 4 Brussels Street, Worcester, Massachussets 01610.

                  Section 2. Additional Offices. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

                  SECTION 1. Time and Place. The annual meeting of the shareholders for the election of directors and all special meetings of shareholders for that or for any other purpose may be held at such time and place, within or without the State of Massachusetts, as may be fixed from time to time by the Board of Directors and as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

                  SECTION 2. Annual Meeting. Annual meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

                  SECTION 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.

                  SECTION 4. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board, President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning at least a majority in amount of shares of the Corporation issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.


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                  SECTION 5.  Notice of  Special  Meeting.  Written  notice of a special meeting of shareholders, stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, unless otherwise required by law, shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

                  SECTION 6. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

                  SECTION 7. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  SECTION 8. Voting. Except as otherwise provided by law or the Certificate of Incorporation, each shareholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the Corporation. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

                  SECTION 9. Proxies. Unless otherwise provided in the Certificate of Incorporation, every shareholder having the right to vote shall be entitled to vote in person or by proxy. Every proxy must be executed in writing by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy permitted by law is given.

                  SECTION 10. Nature of Business at Meetings of Shareholders. No

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business may be  transacted  at an annual  meeting of  shareholders,  other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation who is entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Section 10.

         For business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice shall be made by written request to the Secretary of the Corporation to be received not less than ninety (90) days nor more than one hundred twenty
(120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                  To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder,
(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                  No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                  SECTION 11. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any

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annual or special meeting of  shareholders,  or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                  SECTION 12. Inspectors. The Board of Directors in advance of any shareholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The duties of such inspector(s) shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the event of any dispute between or among the inspectors, the determination of the majority of the inspectors shall be binding. On request of the Chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.


                                   ARTICLE III
                            DIRECTORS AND COMMITTEES

                  SECTION 1. General. The business of the Corporation shall be managed by or under the direction of its Board of Directors (the "Board") which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

                  SECTION 2. Number. The number of directors that shall constitute the entire Board shall be not less than three nor more than twelve as shall be fixed from time to time by the Board or by vote of the shareholders of the Corporation and shall be subject to increase by resolution of the Board or by vote of the shareholders of the Corporation. Directors need not be shareholders of the Corporation or residents of the State of Delaware. Until the first annual meeting of shareholders or until successors are duly elected and qualify, the Board shall consist of the persons named as such in the certificate of incorporation.

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                  SECTION 3. Election; Tenure. Directors shall be elected at the annual  meeting of the  shareholders,  except as  provided  in Section 4 of this
Article III; and each director shall be elected to serve for a term of one year and until his successor has been elected and has qualified.

                  SECTION 4. Vacancies. Newly created directorships resulting from an increase in the Board and all vacancies occurring in the Board may be filled by a majority of the directors then in office though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

                  SECTION 5. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 5. Such nominations, other than those made by or at the direction of the Board, shall be made by written request to the Secretary of the Corporation to be received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                  To be in proper written form, a shareholder's notice to the Secretary must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person; and (D) any other information required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, and (C) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be

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made in  connection  with  solicitations  of proxies for  election of  directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 5. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                  SECTION 6. Resignation and Removal of Directors. Any director may resign at any time by giving notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is so specified, upon its receipt by the Corporation. Any director of the Corporation may be removed either with or without cause at any time by the vote of the holders of a majority of the stock entitled to vote at an election of directors.

                  SECTION 7. Books. The Board may keep the books of the Corporation, except such as are required by law to be kept within the State of Delaware, outside the State of Delaware at such place or places as they may from time to time determine.

                  SECTION 8. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  SECTION 9. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of

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Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially  all of the
Corporation's   property  and  assets,   recommending  to  the   shareholders  a
dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.


                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

                   SECTION 1. Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                  SECTION 2. First Meeting. The first meeting of each newly elected Board shall be held immediately following the annual meeting of shareholders at which such Board is elected, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

                   SECTION 3. Regular Meetings. Regular meetings of the Board may be held with or without notice, and at such time and at such place as shall from time to time be determined by the Board.

                  SECTION 4. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, or if there be none, the President, on 24 hours' notice to each director, either personally or by mail, or by telegram or by facsimile; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of at least two of the directors then in office.

                  SECTION 5. Quorum. At all meetings of the Board or any committee thereof, a majority of the entire Board or committee shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote if a quorum is present shall be the act of the Board or committee, except as otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board or any committee thereof, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present, and no further notice thereof need be given other than by announcement at the meeting which shall so be adjourned.

                   SECTION 6. Use of Conference Telephone. Any one or more members of the Board or any committee thereof may participate in any meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

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                  SECTION  7.  Consents  in Lieu of  Meeting.  Unless  otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                    ARTICLE V
                                    OFFICERS

                  SECTION 1. Executive Offices. The officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are duly elected and qualified, , or until their earlier resignation or removal. The Board may also elect a Chairman of the Board of Directors and one or more additional Vice Presidents, Assistant Secretaries, and Assistant Treasurers as it shall deem proper. Any two or more offices may be held by the same person except as provided by statute, the Certificate of Incorporation or these ByLaws.

                  SECTION 2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                  SECTION 3. Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the directors and meeting of the shareholders, and he shall have and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  SECTION 4. The President. The President shall be the chief executive officer of the Corporation shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board and shall see that all orders and resolutions of the Board and the Shareholders are carried into effect. In the absence or disability of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board. Except as the Board shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or Assistant Secretary or an Assistant Treasurer. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by the Board.

                  SECTION 5. Vice Presidents. The Vice President or, if there be more than one, the Executive Vice President and then the Vice Presidents in the

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order of their seniority or in any other order  determined by the Board,  shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board may prescribe from time to time.

                  SECTION 6. The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and when authorized affix the same to any instrument requiring it, any when so affixed it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and shareholders' records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary.

                  SECTION 7. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                  SECTION 8. The Treasurer. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  SECTION 9. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                                   ARTICLE VI
                               SHARE CERTIFICATES

                  SECTION 1. Form; Signature. The certificates for shares of the Corporation shall be in such form as shall be determined by the Board and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the Chairman, if elected, President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation, or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed, or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  SECTION 2. Uncertificated Shares. The Corporation may issue stock in the form of uncertificated shares. Within a reasonable time after the issuance of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of Delaware or a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

                  SECTION 3. Series of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  SECTION 4. Lost Certificates. The Board may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                  SECTION 5. Transfer of Shares. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

                  SECTION 6. Registered Shareholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

                  SECTION 7. Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.


                                   ARTICLE VII
                                 INDEMNIFICATION

                  SECTION 1. Indemnification. The Ccorporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

                  SECTION 2. Advancement of Expenses. With respect to any person made or threatened to be made a party to any threatened, pending, or completed

Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, the Corporation shall pay the expenses (including attorneys' fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that the payment of expenses (including attorneys' fees) incurred by such person in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking (hereinafter an "undertaking") by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such person is not entitled to be indemnified for such expenses under this Article VII or otherwise; and further provided that with respect to a Proceeding initiated against the Corporation by a director or officer of the Corporation (including a person serving at the request of the Corporation as a director or officer shall be entitled under this Section to the payment of expenses (including attorneys' fees) incurred by such person in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in connection with such Proceeding in advance of the final disposition of such proceeding only if such proceeding was authorized by the Board of Directors of the Corporation. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expense (including attorneys' fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

                  SECTION  3.  Claims.  With  respect  to  any  person  made  or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VII shall be contract rights. If a claim under Section 1 or 2 of this Article VII with respect to such rights is not paid in full by the Corporation within sixty days after a written demand has been received by the Corporation, except in the case of a claim for an advancement of expenses by an officer or director of the Corporation, in which case the applicable period shall be twenty days, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation seeks to recover an advancement of expenses shall also be entitled to be paid the expenses (including attorneys' fees) of prosecuting or defending such suit. In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not in a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder) it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the person from whom the Corporation seeks to recover an advancement of expenses has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification hereunder (including any suit seeking to enforce a right to the advancement of expenses hereunder) or any suit brought by the
Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, neither the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

                  SECTION 4. Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article VII shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                  SECTION  5.  Insurance.   The  Corporation  may  purchase  and
maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or otherwise.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

                  SECTION 1. Dividends. Subject to any applicable provisions of the Certificate of Incorporation, dividends upon the outstanding shares of the Corporation may be declared by the Board at any regular or special meeting, pursuant to the provisions of the General Corporation Law of Delaware, and may be paid in cash, in property or in shares of the Corporation.

                  SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

                  SECTION 3. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

                  SECTION 4. Check; Other Instruments. All checks or demands for money and notes or other instrument evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

                   SECTION 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

                  SECTION 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                  SECTION 7. Notice and Waiver of Notice. Notices to directors and shareholders shall be in writing, stating the place, day and hour of the meeting and, in the case of a special meeting, the purposes or purposes for which the meeting is called, and may be given personally, by mail, or by transmitting such notice with confirmed delivery (including, by telex, cable, facsimile, or other form of recorded communication) to his residence or usual place of business. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid, addressed to directors or shareholders at their addresses appearing on the records of the Corporation.

                  Whenever a notice is required to be given by any statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance by any director at a meeting of the Board or any committee, for which notice is required, or attendance by any shareholder at a meeting of shareholders, in person or by proxy, shall constitute a waiver of notice by such director or shareholder.


                                   ARTICLE IX
                                   AMENDMENTS

                  SECTION 1. Power to Amend. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the shareholders or by the Board of Directors, provided however, that notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such meeting of shareholders or Board of Directors, as the case may be. All such amendments must be approved by either a majority of the shares issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors.